                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 1 of 2)
                     COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                     ------------------------------------------------------------

                                (In thousands, except per share amounts)

                                                                     FOR THE                   FOR THE
                                                                THREE MONTHS ENDED        NINE MONTHS ENDED
                                                              ----------------------    ----------------------
                                                              Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
PRIMARY                                                         1997         1996         1997         1996
-------                                                       ---------    ---------    ---------    ---------
Income before extraordinary item                              $ 223,655    $ 181,375    $  94,665    $ 265,279

Deduct: Dividends on convertible preferred stock                 (2,838)      (2,838)      (8,515)      (4,554)
                                                              ---------    ---------    ---------    ---------
Income before extraordinary item for computation
  of income per share                                           220,817      178,537       86,150      260,725

Extraordinary item - loss on early retirement of debt            (4,610)           -       (4,610)           -
                                                              ---------    ---------    ---------    ---------
Net income applicable to common shares                        $ 216,207    $ 178,537    $  81,540    $ 260,725
                                                              =========    =========    =========    =========

Applicable Shares for Computation of Income per Share:
------------------------------------------------------

Weighted average common shares outstanding                      290,650      289,182      290,278      291,351
Weighted average common equivalent shares arising from:
      Dilutive stock options                                      4,391        3,203        3,528        3,488
      Fisher-Price warrants                                         647          983          631          985
      Nonvested stock                                                 -          593            -          593
                                                              ---------    ---------    ---------    ---------
Weighted average number of common and common
  equivalent shares                                             295,688      293,961      294,437      296,417
                                                              =========    =========    =========    =========

Income Per Common Share:
------------------------

Income before extraordinary item                              $    0.75    $    0.61    $    0.30    $    0.88

Extraordinary item - loss on early retirement of debt             (0.02)           -        (0.02)           -
                                                              ---------    ---------    ---------    ---------
Net income per common share                                   $    0.73    $    0.61    $    0.28    $    0.88
                                                              =========    =========    =========    =========

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

                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 2 of 2)
                     COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                     ------------------------------------------------------------

                                (In thousands, except per share amounts)

                                                                     FOR THE                   FOR THE
                                                                THREE MONTHS ENDED        NINE MONTHS ENDED
                                                              ----------------------    ----------------------
                                                              Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
FULLY DILUTED                                                  1997 (a)     1996 (a)    1997 (b)      1996 (a)
-------------                                                 ---------    ---------    ---------    ---------
Income before extraordinary item                              $ 223,655    $ 181,375    $  94,665    $ 265,279

Add: Interest savings, net of tax, applicable to:
     Assumed conversion of 7% convertible subordinated
       notes                                                        115          182          479          546
                                                              ---------    ---------    ---------    ---------
Income before extraordinary item for computation
  of income per share                                           223,770      181,557       95,144      265,825

Extraordinary item - loss on early retirement of debt            (4,610)           -       (4,610)           -
                                                              ---------    ---------    ---------    ---------
Net income applicable to common shares                        $ 219,160    $ 181,557    $  90,534    $ 265,825
                                                              =========    =========    =========    =========

Applicable Shares for Computation of Income per Share:
------------------------------------------------------

Weighted average common shares outstanding                      290,650      289,182      290,278      291,351
Weighted average common equivalent shares arising from:
      Dilutive stock options                                      4,390        3,210        4,279        3,504
      Assumed conversion of convertible preferred stock          10,493       10,963       10,493        5,491
      Fisher-Price warrants                                         647          983          643          985
      Assumed conversion of 7% convertible subordinated
        notes                                                       689          783          788          783
      Nonvested stock                                                 -          627            -          708
                                                              ---------    ---------    ---------    ---------
Weighted average number of common and common
  equivalent shares                                             306,869      305,748      306,481      302,822
                                                              =========    =========    =========    =========

Income Per Common Share:
------------------------

Income before extraordinary item                              $    0.73    $    0.59    $    0.31    $    0.88

Extraordinary item - loss on early retirement of debt             (0.02)           -        (0.01)           -
                                                              ---------    ---------    ---------    ---------
Net income per common share                                   $    0.71    $    0.59    $    0.30    $    0.88
                                                              =========    =========    =========    =========

(a) - This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(b) - This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

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